Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS FIRST QUARTER 2015 RESULTS

•	Total assets under management (“AUM”)[1] increased to $86.9 billion, a 12.8% increase year over year
•	$3.2 billion in gross capital raised in the three months ended March 31, 2015 and $14.5 billion raised over the twelve months ended March 31, 2015
•	Fee related earnings were $47.6 million for the three months ended March 31, 2015, up 53.8% from the three months ended March 31, 2014
•	Economic net income was $82.9 million, or $0.35 per unit,[2] up 7.1% from the three months ended March 31, 2014
•	Distributable earnings were $67.3 million, or $0.26 per common unit, up 23.4% from the three months ended March 31, 2014
•	Declared first quarter distribution of $0.25 per common unit
•	First quarter net income attributable to Ares Management, L.P. was $18.5 million

LOS ANGELES -- Ares Management, L.P.  (“the Company,” “Ares,” “we,” and “our”) (NYSE:ARES) today reported its financial results for the quarter ended March 31, 2015.

“We continue to see significant demand across our broadening platform of alternative investments as investors of all types seek higher returning and less correlated investment strategies,” said Tony Ressler, Chief Executive Officer of Ares.  “Our outlook is bright as we see material fundraising opportunities in each of our investment groups and as we capitalize on organic and inorganic growth opportunities to expand our market reach.”

Ares reported growth in AUM and Fee Earning Assets Under Management (“FEAUM”) of 12.8% and 14.7%, year over year, reaching $86.9 billion and $65.7 billion, respectively.

“We had a good start to the year as the strategic acquisition of Energy Investors Funds (“EIF”) and scale benefits drove our fee related earnings meaningfully higher with growth across all four of our investment groups,” said Michael Arougheti, President of Ares. “Our key performance metrics remain fundamentally on track, including high quality long term fund performance, steady distributable earnings, continued strong growth in assets and progress on operating margin efficiencies.”

Economic net income for the three months ended March 31, 2015 was $82.9 million compared to $77.4 million for the three months ended March 31, 2014. The increase in economic net income was driven by an increase in fee related earnings of $16.7 million and in net performance fees of $5.0 million, partially offset by a decline in net investment income of $16.1 million.  First quarter economic net income, net of income taxes, was $74.7 million, or $0.35 per unit, compared to $72.5 million, or $0.34 per unit, for the three months ended March 31, 2014.

Distributable earnings were $67.3 million for the three months ended March 31, 2015 compared to $54.5 million for the three months ended March 31, 2014, as all of the groups increased fee related earnings and as net realized performance fees increased within the Tradable Credit Group. This increase was partially offset by a decline in net realized investment income within the Tradable Credit Group.

For the first quarter ended March 31, 2015, distributable earnings after income taxes allocated to common unitholders were $21.0 million, or $0.26 per common unit, which was consistent with the fourth quarter of 2014. Ares declared a first quarter distribution of $0.25 per common unit payable on June 2, 2015 to common unitholders of record as of May 22, 2015.

Ares has also provided additional information in its First Quarter 2015 Earnings Presentation, which can be viewed at www.aresmgmt.com under “Investor Resources – Presentations and Reports.”

1

In this press release we refer to certain non-GAAP financial measures, including assets under management, fee earning assets under management, economic net income, fee related earnings, performance related earnings and distributable earnings. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in this press release.

2	Total units outstanding represents the sum of common units and Ares Operating Group Units that are exchangeable for common units. See Exhibit F for more details.

ARES MANAGEMENT, L.P.

Key Performance Metrics as of March 31, 2015

$ in thousands unless otherwise noted	Three months ended March 31,
	2015	2014(1)	% Change
Management Fees (includes ARCC Part I Fees of $29,042 and $28,318 for the three months ended March 31, 2015 and 2014, respectively)	$162,316	$139,861	16%
Admin. & Other Fees	7,350	6,865	7%
Compensation & Benefits (2)	(93,931)	(90,354)	4%
General & Administrative Expenses (3)	(28,114)	(25,412)	11%
Fee Related Earnings	$47,622	$30,960	54%

Net Performance Fees	$27,697	$22,705	22%
Net Investment Income	7,611	23,740	(68%)
Performance Related Earnings	$35,308	$46,445	(24%)

Economic Net Income	$82,930	$77,405	7%
Economic Net Income After Income Taxes (4)	$74,675	$72,475	3%
Economic Net Income After Income Taxes per Unit (4)	$0.35	$0.34	3%
Distributable Earnings	$67,295	$54,547	23%
Distributable Earnings After Income Taxes per Common Unit (5)	$0.26	$0.22	18%

Other Data
Accrued Incentives (Gross)	$590,308	$490,883	20%
Accrued Incentives (Net)	169,234	186,868	(9%)
Total Fee Revenue (6)	190,013	162,566	17%
Management Fees as a Percentage of Total Fee Revenue (6)	85.4%	86.0%	N/A

(1)

As Ares was not a public company prior to its initial public offering (“IPO”), which closed on May 7, 2014, and the related reorganization, the financial results for the three months ended March 31, 2014 reported herein include the results of our predecessor owners.

(2)

Includes compensation and benefits attributable to OMG of $28.9 million and $27.7 million for the three months ended March 31, 2015 and 2014, respectively, which is not allocated to an operating segment.

(3)	Includes G&A attributable to OMG of $15.3 million and $13.5 million for the three months ended March 31, 2015 and 2014, respectively, which is not allocated to an operating segment.
(4)

For the three months ended March 31, 2014, represents pro forma results assuming Ares’ IPO and reorganization had taken place on January 1, 2014. Total units of 213,939,561 include both common units and Ares Operating Group Units that are exchangeable for common units on a one-for-one basis, and the dilutive effects of the Company’s equity-based awards.

(5)

Distributable earnings attributable to common unitholders is presented on a pro forma basis for the three months ending March 31, 2014 as if Ares’ IPO occurred on January 1, 2014. The per unit calculation uses total common units outstanding. See “Exhibit G. Per Unit Calculations For the Three Months Ended March 31, 2015” for more detail.

(6)	Total fee revenue is calculated as management fees plus net performance fees.

Management Fee Revenue. Management fee revenue increased 16.1% to $162.3 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. The comparative growth in management fees was primarily attributable to the management fee contracts obtained in the EIF acquisition, which increased management fees by $14.2 million, incremental fees from new funds launched in the Tradable Credit Group after the first quarter of 2014 and additional capital raises by ARCC.

Compensation and Benefits. Compensation and benefits increased by $3.6 million to $93.9 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. The increase was attributable to merit-based increases and increased headcount, including additional professionals from the Keltic and EIF acquisitions.

General and Administrative Expenses. General and administrative expenses increased by $2.7 million to $28.1 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. The increase was primarily driven by additional occupancy and office expenses, growth in personnel and geographical expansion and expenses relating to the Keltic and EIF acquisitions.

Fee Related Earnings. FRE increased by $16.7 million, or 53.8%, to $47.6 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. The growth in FRE was attributable to management fee contracts acquired in the EIF acquisition and an increase in management fees within all four investment groups. The increase was partially offset by higher compensation and benefits expenses.

Performance Related Earnings. PRE was $35.3 million for the three months ended March 31, 2015 compared to $46.4 million for the three months ended March 31, 2014. The decrease in PRE was primarily attributable to a decline in performance fees in the alternative credit funds within the Tradable Credit Group and reduced investment income from unrealized market depreciation of equity investments held in ACOF Asia within the Private Equity Group. The decrease was partially offset by an increase in net performance fees primarily from the Private Equity and Direct Lending Groups.

Economic Net Income. ENI was $82.9 million for the three months ended March 31, 2015 compared to $77.4 million for the three months ended March 31, 2014. The increase in ENI was driven by an increase in FRE of $16.7 million and in net performance fees of $5.0 million. The decline was offset by a decline in net investment income of $16.1 million. ENI after provision for taxes was $74.7 million, or $0.35 per unit, for the three months ended March 31, 2015 compared to $72.5 million, or $0.34 per unit for the three months ended March 31, 2014.

Distributable Earnings. Total distributable earnings increased by $12.7 million to $67.3 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. The increase was primarily driven by increases in FRE within all four investment groups and an increase in net realized performance fees within the Tradable Credit Group. The increase was partially offset by a decline in net realized investment income within the Tradable Credit Group.

Accrued Incentives Fees. Net accrued incentive fees as of March 31, 2015 decreased by $17.6 million to $169.2 million compared to $186.9 million as of March 31, 2014. The decrease in net accrued incentive fees was primarily attributable to the realization of accrued fees within the Tradable Credit Group, as a result of the liquidation of certain long-only funds, and a decrease in unrealized incentive fees for certain alternative credit funds due to a decline in market values of the funds’ investments. This decrease was offset by an increase in accrued incentive fees from ACOF III and ACOF IV within the Private Equity Group, as a result of market appreciation of their investment portfolios.

Assets Under Management

($ in millions)	For the three months ended March 31, 2015	For the twelve months ended March 31, 2015
Beginning of Period AUM	$81,761	$77,046
Acquisitions (1)	4,581	4,402
Commitments (2)	2,967	13,890
Capital Reduction (3)	(618)	(3,216)
Distribution (4)	(1,406)	(4,967)
Change in Fund Value (5)	(358)	(229)
End of Period AUM	$86,926	$86,926
Average AUM	$84,343	$81,986

(1)	Represents AUM acquired via acquisition. Previously reported at approximately $4.0 billion.
(2)

Represents net new commitments during the period, including equity and debt commitments, reductions of previous commitments, and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles.

(3)	Primarily represents permanent reductions in leverage, which may be offset by drawdowns from existing debt facilities.
(4)	Represents distributions and redemptions net of recallable amounts.
(5)	Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency.

Total AUM was $86.9 billion as of March 31, 2015, an increase of $5.2 billion, or 6.3%, compared to total AUM of $81.8 billion as of December 31, 2014. For the three months ended March 31, 2015, the increase in AUM was primarily driven by the acquisition of EIF representing $4.6 billion and net new commitments of $3.0 billion which mainly consisted of (i) $613.0 million in debt commitments and $288.4 million in equity commitments to the Tradable Credit Group’s long-only credit funds, (ii) $1.4 billion in equity commitments to the Tradable Credit Group’s alternative funds and (iii) $700.0 million in commitments to the Direct Lending Group’s funds ($87.8 million of equity commitments and $611.7 million of debt commitments). The increase in AUM was partially offset by gross distributions of $1.4 billion, of which $569.8 million was attributable to the Tradable Credit Group, $202.7 million was attributable to the Direct Lending Group, $373.0 million was attributable to the Private Equity Group and $260.8 million was attributable to the Real Estate Group.

Fee-Earning Assets Under Management

($ in millions)	For the three months ended March 31, 2015	For the twelve months ended March 31, 2015
Beginning of Period FEAUM	$61,359	$57,228
Acquisitions (1)	4,046	3,881
Commitments (2)	1,173	6,509
Subscriptions / Deployment / Increase in Leverage (3)	1,347	7,404
Redemptions / Distributions / Decrease in Leverage (4)	(2,069)	(8,603)
Market Appreciation (5)	8	7
Change in Fee Basis (6)	(199)	(761)
End of Period FEAUM	$65,664	$65,664
Average FEAUM	$63,511	$61,446

(1)	Represents fee earning AUM acquired via acquisition.
(2)	Represents net new commitments during the period for funds that earn management fees based on committed capital.
(3)	Represents subscriptions, capital deployment and increase in leverage (for funds that earn fees on a gross asset basis).
(4)	Represents redemptions, distributions and decrease in leverage (for funds that earn fees on a gross asset basis).
(5)

Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency for funds that earn management fees based on market value.

(6)	Represents the change of fee basis from committed capital to invested capital.

Total Fee Earning Assets Under Management was $65.7 billion as of March 31, 2015, an increase of $4.3 billion, or 7.0%, compared to total FEAUM of $61.4 billion as of December 31, 2014.  For the three months ended March 31, 2015, the increase in FEAUM was primarily driven by the acquisition of EIF representing $4.0 billion and subscriptions / deployment / increase in leverage of $1.3 billion, which was mainly comprised of $812.3 million and $389.8 million in the Tradable Credit Group and the Direct Lending Group, respectively.  Net new commitments of $1.2 billion, primarily comprised of $600.0 million in the Tradable Credit Group, $408.3 million in the Direct Lending Group and $164.4 million in the Real Estate Group further added to the increase in FEAUM. Partially offsetting the increase in FEAUM were redemptions / distributions / decreases in leverage of $2.1 billion, primarily driven by decreases of $449.9 million and $1.3 billion in the Tradable Credit Group and Direct Lending Group, respectively.

Incentive Generating AUM and Incentive Eligible AUM

($ in millions)

	As of March 31, 2015		As of December 31, 2014
	Incentive Generating AUM	Incentive Eligible AUM	Incentive Generating AUM	Incentive Eligible AUM
Tradable Credit Group.	$3,917	$7,002	$2,891	$7,065
Direct Lending Group	10,813	14,500	11,037	14,466
Private Equity Group	7,346	9,809	6,541	9,457
Real Estate Group	2,074	6,240	2,079	6,365
Total	$24,150	$37,551	$22,547	$37,354

Total Incentive Generating AUM (“IGAUM”) was $24.2 billion as of March 31, 2015, an increase of 7.1%, compared to total IGAUM of $22.5 billion as of December 31, 2014.  The increase was primarily attributable to unrealized mark to market gains in our Tradable Credit Group’s credit opportunities strategy and deployment of capital in our Private Equity Group.

Total Incentive Eligible AUM (“IEAUM”) was $37.6 billion as of March 31, 2015, compared to IEAUM of $37.4 billion as of December 31, 2014.  Significant funds not yet contributing incentive fees as of March 31, 2015 primarily included Ares European Real Estate Fund III, Ares European Real Estate Fund IV, Ares Commercial Real Estate Corporation, Ares Special Situations Fund IV and Ares European Loan Opportunities Fund.

Available Capital and Assets Under Management Not Yet Earning Fees

($ in millions)

	As of March 31, 2015		As of December 31, 2014
	Available Capital	AUM Not Yet Earning Fees	Available Capital	AUM Not Yet Earning Fees
Tradable Credit Group	$6,153	$2,558	$5,716	$1,884
Direct Lending Group	5,544	5,397	5,432	5,177
Private Equity Group	3,577	909	3,050	674
Real Estate Group	3,580	1,255	4,022	1,490
Total	$18,854	$10,119	$18,221	$9,225

Total available capital was $18.9 billion as of March 31, 2015, an increase of 3.5%, compared to $18.2 billion as of December 31, 2014.  The increase was primarily due to available capital in acquired EIF funds.

Total AUM Not Yet Earnings Fees was $10.1 billion as of March 31, 2015, an increase of 9.8%, compared to $9.2 billion as of December 31, 2014. The increase in AUM Not Yet Earning Fees was due to two factors: new available capital in our Tradable Credit Group’s special situations strategy and available capital acquired in the EIF acquisition in a fund that pays fees based on invested capital.

Results Excluding Consolidated Funds

Net income of the Company excluding the effect of the Consolidated Funds for the three months ended March 31, 2015 was $53.5 million.

Acquisition

On January 1, 2015, we completed the acquisition of all of the outstanding membership interests of EIF, a leading asset manager in the U.S. power and energy asset industry with approximately $4.6 billion and $4.0 billion of AUM and FEAUM, respectively, across four commingled funds and four related co-investment vehicles. The acquisition expands our Private Equity Group’s capabilities into power generation, midstream energy infrastructure and transmission. The acquisition-date GAAP fair value of the consideration totaled $149.2 million, which consisted of $64.5 million in cash, $25.5 million in equity(1) and $59.2 million in contingent consideration that is payable to EIF’s former membership interest holders if Ares successfully launches a new fund  that meets certain revenue and fee paying commitment targets during the commitment period.

(1)          1,578,947 Ares Operating Group Units were issued in accordance with the membership interest purchase agreement.

Investment Capacity and Liquidity

As of March 31, 2015, our cash and cash equivalents were $69.4 million, investments at fair value were $606.9 million, and net performance fees receivable were $169.2 million.  As of March 31, 2015, the Company had a $1.03 billion revolving credit facility, with approximately $970.0 million in available capital.

($ in thousands)	As of March 31, 2015	As of December 31, 2014

Cash and cash equivalents	$69,372	$148,858
Investments	606,875	598,074
Debt obligations	298,614	243,491
Net performance fees receivable	169,234	166,934

Distribution

On May 7, 2015, the board of directors of our general partner declared a quarterly distribution of $0.25 per common unit to common unitholders of record at the close of business on May 22, 2015, payable on June 2, 2015.

Recent Developments

•                  On April 17, 2015, a fund managed by our commercial finance platform within our Direct Lending Group signed a definitive agreement to acquire the asset-based lending portfolio of First Capital Holdings, Inc., a leading commercial finance company that provides asset-based loans and factoring to small and middle-market companies.  As part of the transaction and upon closing, we plan to hire a team of professionals from First Capital Holdings, Inc. The transaction is expected to close during the second quarter, subject to customary closing conditions. The fund intends to finance the acquisition with a combination of debt and equity.

•                  On April 29, 2015, we completed an additional closing for the Ares Special Situations Fund IV (“SSF IV”) bringing the total fund commitment to $1.5 billion, above the $1.0 billion target. SSF IV is a continuation of the successful investment strategy implemented in Ares’ three predecessor funds focused on global distressed debt and special situations.

Conference Call and Webcast Information

On May 12, 2015, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its first quarter 2015 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (877) 407-8289. International callers can access the conference call by dialing +1 (201) 689-8341. All callers will need to reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through June 11, 2015 to domestic callers by dialing (877) 660-6853 and to international callers by dialing +1 (201) 612-7415. For all replays, please reference conference identification number 13606085. An archived replay will also be available through June 11, 2015 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares is a publicly traded, leading global alternative asset manager with approximately $87 billion of assets under management as of March 31, 2015 and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares.

Available Information

Ares Management, L.P.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.aresmgmt.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact

Ares Management, L.P.

Carl Drake
(800) 340-6597

Appendix

Exhibit A.  Operating Segments as of March 31, 2015

($ in millions)

	Available Capital	Fair Value of Capital	AUM
Tradable Credit Group	$6,153	$27,225	$33,378
Direct Lending Group	5,544	23,149	28,693
Private Equity Group	3,577	11,245	14,823
Real Estate Group	3,580	6,453	10,033
Total	$18,854	$68,072	$86,926

Exhibit B.  Segment Results

($ in thousands)

As of and for the three months ended March 31, 2015:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees (includes ARCC Part I Fees of $29,042)	$37,609	$70,739	$36,589	$17,378	$162,316	$—	$162,316
Administrative fees and other income	21	77	13	856	967	6,385	7,350
Compensation and benefits	(8,889)	(33,676)	(12,321)	(10,131)	(65,017)	(28,914)	(93,931)
General, administrative and other expenses	(3,831)	(3,294)	(3,118)	(2,545)	(12,788)	(15,326)	(28,114)
Fee related earnings (loss)	24,910	33,846	21,163	5,558	85,477	(37,855)	47,622
Performance fees—realized	33,325	1,889	425	—	35,639	—	35,639
Performance fees—unrealized	(27,692)	8,491	87,331	319	68,449	—	68,449
Performance fee compensation—realized	(19,871)	(1,133)	(340)	—	(21,344)	—	(21,344)
Performance fee compensation—unrealized	19,554	(5,023)	(69,981)	403	(55,048)	—	(55,048)
Net performance fees	5,316	4,224	17,435	722	27,697	—	27,697
Investment income (loss)—realized	7,222	1,396	4,172	132	12,922	—	12,922
Investment income (loss)—unrealized	(1,526)	(1,843)	(1,442)	196	(4,615)	—	(4,615)
Interest and other investment income	(1,739)	213	4,485	29	2,988	—	2,988
Interest expense	(1,208)	(526)	(1,680)	(270)	(3,684)	—	(3,684)
Net investment income (loss)	2,749	(760)	5,535	87	7,611	—	7,611
Performance related earnings (loss)	8,065	3,464	22,970	809	35,308	—	35,308
Economic net income (loss)	$32,975	$37,310	$44,133	$6,367	$120,785	$(37,855)	$82,930
Distributable earnings (loss)	$41,126	$34,581	$27,086	$3,382	$106,175	$(38,880)	$67,295
Total assets	$451,176	$248,342	$862,147	$166,715	$1,728,380	$16,941	$1,745,321

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the three months ended March 31, 2014:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees (includes ARCC Part I Fees of $28,318)	$33,693	$66,204	$23,196	$16,768	$139,861	$—	$139,861
Administrative fees and other income	17	90	76	1,290	1,473	5,392	6,865
Compensation and benefits	(10,805)	(32,212)	(8,195)	(11,485)	(62,697)	(27,657)	(90,354)
General, administrative and other expenses	(3,696)	(1,914)	(2,000)	(4,267)	(11,877)	(13,535)	(25,412)
Fee related earnings (loss)	19,209	32,168	13,077	2,306	66,760	(35,800)	30,960
Performance fees—realized	10,213	39	13,086	—	23,338	—	23,338
Performance fees—unrealized	13,509	2,292	21,341	2,950	40,092	—	40,092
Performance fee compensation—realized	(5,506)	(29)	(10,472)	—	(16,007)	—	(16,007)
Performance fee compensation—unrealized	(6,355)	(1,451)	(16,912)	—	(24,718)	—	(24,718)
Net performance fees	11,861	851	7,043	2,950	22,705	—	22,705
Investment income (loss)—realized	18,018	(597)	1,131	730	19,282	—	19,282
Investment income (loss)—unrealized	(12,866)	1,524	15,156	(862)	2,952	—	2,952
Interest and other income	251	98	2,785	11	3,145	—	3,145
Interest expense	(387)	(304)	(623)	(325)	(1,639)	—	(1,639)
Net investment income (loss)	5,016	721	18,449	(446)	23,740	—	23,740
Performance related earnings	16,877	1,572	25,492	2,504	46,445	—	46,445
Economic net income (loss)	$36,086	$33,740	$38,569	$4,810	$113,205	$(35,800)	$77,405
Distributable earnings (loss)	$40,704	$31,158	$18,698	$1,499	$92,059	$(37,512)	$54,547
Total assets	$555,851	$195,543	$477,710	$167,315	$1,396,419	$10,437	$1,406,856

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials)

($ in thousands, except unit data)

	As of March 31,	As of December 31,
	2015	2014
	(unaudited)
Assets
Cash and cash equivalents	$69,372	$148,858
Restricted cash and cash equivalents	—	32,734
Investments	198,630	174,052
Derivative assets, at fair value	8,217	7,623
Performance fees receivable	171,793	187,059
Due from affiliates	129,870	146,534
Other assets	55,690	58,716
Intangible assets, net	120,268	40,948
Goodwill	144,080	85,582
Assets of Consolidated Funds:
Cash and cash equivalents	1,318,017	1,314,397
Investments, at fair value	18,990,943	19,123,950
Loans held for investment, net	85,214	77,514
Due from affiliates	9,338	11,342
Dividends and interest receivable	71,761	81,331
Receivable for securities sold	234,938	132,753
Derivative assets, at fair value	3,696	3,126
Other assets	6,329	6,156
Total assets	$21,618,156	21,632,675
Liabilities
Accounts payable and accrued expenses	$126,385	$101,310
Accrued compensation	55,307	129,433
Derivative liabilities, at fair value	2,973	2,850
Due to affiliates	7,426	19,030
Performance fee compensation payable	420,187	380,268
Debt obligations	298,614	243,491
Equity compensation put option liability	20,000	20,000
Deferred tax liability, net	21,026	19,861
Liabilities of Consolidated Funds:
Accounts payable and accrued expenses	54,064	68,589
Due to affiliates	2,332	2,441
Payable for securities purchased	475,380	618,902
Derivative liabilities, at fair value	59,483	42,332
Securities sold short, at fair value	3,763	3,763
Deferred tax liability, net	23,585	22,214
CLO loan obligations	12,154,677	12,049,170
Fund borrowings	683,564	771,283
Mezzanine debt	406,371	378,365
Total liabilities	14,815,137	14,873,302
Commitments and contingencies
Redeemable interest in Consolidated Funds	915,017	1,037,450
Redeemable interest in Ares Operating Group entities	24,077	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	5,036,639	4,988,729
Equity appropriated for Consolidated Funds	55,996	(37,926)
Non-controlling interest in Consolidated Funds	5,092,635	4,950,803
Non-controlling interest in Ares Operating Group entities	481,775	463,493
Controlling interest in Ares Management, L.P.:
Partners’ capital (80,667,664 units, issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	291,641	285,025
Accumulated other comprehensive income (loss)	(2,126)	(1,386)
Total controlling interest in Ares Management, L.P	289,515	283,639
Total equity	5,863,925	5,697,935
Total liabilities, redeemable interest, non-controlling interests and equity	$21,618,156	$21,632,675

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials) (continued)

($ in thousands, except unit data)

	For the Three Months Ended March 31,
	2015	2014
		(Predecessor)
Revenues
Management fees (includes ARCC Part I Fees of $29,042 and $28,318 for the three months ended March 31, 2015 and 2014, respectively)	$135,389	$110,549
Performance fees	40,060	16,214
Other fees	6,279	6,865
Total revenues	181,728	133,628
Expenses
Compensation and benefits	101,851	95,693
Performance fee compensation	76,392	40,725
General, administrative and other expenses	45,547	38,775
Consolidated Funds’ expenses	15,072	8,937
Total expenses	238,862	184,130
Other income (expense)
Interest and other investment income	342	124
Interest expense	(3,684)	(1,639)
Other income (expense), net	(330)	—
Net realized gain (loss) on investments	6,764	(66)
Net change in unrealized appreciation (depreciation) on investments	3,476	4,146
Interest and other investment income of Consolidated Funds	338,186	345,345
Interest expense of Consolidated Funds	(118,711)	(145,042)
Net realized gain (loss) on investments of Consolidated Funds	(61,436)	54,965
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	299,092	67,344
Total other income (expense)	463,699	325,177
Income before taxes	406,565	274,675
Income tax expense (benefit)	5,892	(6,695)
Net income	400,673	281,370
Less: Net income attributable to redeemable interests in Consolidated Funds	15,859	37,048
Less: Net income attributable to non-controlling interests in Consolidated Funds	331,309	188,133
Less: Net income attributable to redeemable interests in Ares Operating Group entities	243	406
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	34,806	12,936
Less: Net income attributable to controlling interests in Predecessor	—	42,847
Net income attributable to Ares Management, L.P.	$18,456	$—

Net income attributable to Ares Management, L.P. per common unit
Basic	$0.23
Diluted	$0.23
Weighted-average common units
Basic	80,667,664
Diluted	80,667,664

Exhibit D.  Supplemental Financial Information Consolidating Schedules

($ in thousands, except unit data)

	As of March 31, 2015
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$69,372	$—	$—	$69,372
Investments	606,875	—	(408,245)	198,630
Derivative assets, at fair value	8,217	—	—	8,217
Performance fees receivable	590,308	—	(418,515)	171,793
Due from affiliates	150,466	—	(20,596)	129,870
Other assets	55,735	—	(45)	55,690
Intangible assets, net	120,268	—	—	120,268
Goodwill	144,080	—	—	144,080
Assets of Consolidated Funds
Cash and cash equivalents	—	1,318,017	—	1,318,017
Investments	—	18,990,943	—	18,990,943
Loans held for investment, net	—	85,214	—	85,214
Due from affiliates	—	11,572	(2,234)	9,338
Dividends and interest receivable	—	71,761	—	71,761
Receivable for securities sold	—	234,938	—	234,938
Derivative assets, at fair value	—	3,696	—	3,696
Other assets	—	6,329	—	6,329
Total assets	$1,745,321	$20,722,470	$(849,635)	$21,618,156
Liabilities
Accounts payable and accrued expenses	$127,053	$—	$(668)	$126,385
Accrued compensation	55,307	—	—	55,307
Derivative liabilities, at fair value	2,973	—	—	2,973
Due to affiliates	8,456	—	(1,030)	7,426
Performance fee compensation payable	421,074	—	(887)	420,187
Debt obligations	298,614	—	—	298,614
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	21,026	—	—	21,026
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	54,337	(273)	54,064
Due to affiliates	—	66,545	(64,213)	2,332
Payable for securities purchased	—	475,380	—	475,380
Derivative liabilities, at fair value	—	59,483	—	59,483
Securities sold short, at fair value	—	3,763	—	3,763
Deferred tax liability, net	—	23,585	—	23,585
CLO loan obligations	—	12,222,880	(68,203)	12,154,677
Fund borrowings	—	683,564	—	683,564
Mezzanine debt	—	406,371	—	406,371
Total liabilities	954,503	13,995,908	(135,274)	14,815,137
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	915,017	—	915,017
Redeemable interest in Ares Operating Group entities	24,077	—	—	24,077
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	5,755,549	(718,910)	5,036,639
Equity appropriated for Consolidated Funds	—	55,996	—	55,996
Non-controlling interest in Consolidated Funds	—	5,811,545	(718,910)	5,092,635
Non-controlling interest in Ares Operating Group entities	481,775	—	—	481,775
Controlling interest in Ares Management, L.P.:
Partners’ capital (80,667,664 units issued and outstanding)	291,641	—	—	291,641
Accumulated other comprehensive gain (loss)	(6,676)	—	4,550	(2,126)
Total controlling interest in Ares Management, L.P	284,965	—	4,550	289,515
Total equity	766,740	5,811,545	(714,360)	5,863,925
Total liabilities, redeemable interests, non-controlling interests and equity	$1,745,321	$20,722,470	$(849,635)	$21,618,156

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	As of December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$148,858	$—	$—	$148,858
Restricted cash and cash equivalents	32,734	—	—	32,734
Investments	598,074	—	(424,022)	174,052
Derivative assets, at fair value	7,623	—	—	7,623
Performance fees receivable	548,098	—	(361,039)	187,059
Due from affiliates	166,225	—	(19,691)	146,534
Other assets	58,809	—	(93)	58,716
Intangible assets, net	40,948	—	—	40,948
Goodwill	85,582	—	—	85,582
Assets of Consolidated Funds
Cash and cash equivalents	—	1,314,397	—	1,314,397
Investments, at fair value	—	19,123,950	—	19,123,950
Loans held for investment, net	—	77,514	—	77,514
Due from affiliates	—	13,262	(1,920)	11,342
Dividends and interest receivable	—	81,331	—	81,331
Receivable for securities sold	—	132,753	—	132,753
Derivative assets, at fair value	—	3,126	—	3,126
Other assets	—	6,156	—	6,156
Total assets	$1,686,951	$20,752,489	$(806,765)	$21,632,675
Liabilities
Accounts payable and accrued expenses	$101,912	$—	$(602)	$101,310
Accrued compensation	129,433	—	—	129,433
Derivative liabilities, at fair value	2,850	—	—	2,850
Due to affiliates	19,881	—	(851)	19,030
Performance fee compensation payable	381,164	—	(896)	380,268
Debt obligations	243,491	—	—	243,491
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	19,861	—	—	19,861
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	68,674	(85)	68,589
Due to affiliates	—	63,417	(60,976)	2,441
Payable for securities purchased	—	618,902	—	618,902
Derivative liabilities, at fair value	—	42,332	—	42,332
Securities sold short, at fair value	—	3,763	—	3,763
Deferred tax liability, net	—	22,214	—	22,214
CLO loan obligations	—	12,120,842	(71,672)	12,049,170
Fund borrowings	—	771,283	—	771,283
Mezzanine debt	—	378,365	—	378,365
Total liabilities	918,592	14,089,792	(135,082)	14,873,302
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,037,450	—	1,037,450
Redeemable interest in Ares Operating Group entities	23,988	—	—	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	5,663,172	(674,443)	4,988,729
Equity appropriated for Consolidated Funds	—	(37,926)	—	(37,926)
Non-controlling interest in Consolidated Funds	—	5,625,246	(674,443)	4,950,803
Non-controlling interest in Ares Operating Group entities	463,493	—	—	463,493
Controlling interest in Ares Management, L.P.:
Partners’ capital (80,667,664 units issued and outstanding)	285,025	—	—	285,025
Accumulated other comprehensive gain (loss)	(4,146)	—	2,760	(1,386)
Total controlling interest in Ares Management, L.P	280,879	—	2,760	283,639
Total equity	744,372	5,625,246	(671,683)	5,697,935
Total liabilities, redeemable interests, non-controlling interests and equity	$1,686,951	$20,752,489	$(806,765)	$21,632,675

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended March 31, 2015
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $29,042)	$162,316	$—	$(26,927)	$135,389
Performance fees	103,098	—	(63,038)	40,060
Other fees	7,350	—	(1,071)	6,279
Total revenues	272,764	—	(91,036)	181,728
Expenses
Compensation and benefits	101,851	—	—	101,851
Performance fee compensation	76,392	—	—	76,392
General, administrative and other expense	45,547	—	—	45,547
Consolidated Fund expenses	—	48,571	(33,499)	15,072
Total expenses	223,790	48,571	(33,499)	238,862
Other income (expense)
Interest and other investment income	6,033	—	(5,691)	342
Interest expense	(3,684)	—	—	(3,684)
Other income (expense), net	(3,054)	—	2,724	(330)
Net realized gain (loss) on investments	12,922	—	(6,158)	6,764
Net change in unrealized appreciation (depreciation) on investments	(3,626)	—	7,102	3,476
Interest and other investment income of Consolidated Funds	—	338,376	(190)	338,186
Interest expense of Consolidated Funds	—	(122,634)	3,923	(118,711)
Net realized gain (loss) on investments of Consolidated Funds	—	(61,436)	—	(61,436)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	306,753	(7,661)	299,092
Total other income (expense)	8,591	461,059	(5,951)	463,699
Income before taxes	57,565	412,488	(63,488)	406,565
Income tax expense	4,059	1,833	—	5,892
Net income	53,506	410,655	(63,488)	400,673
Less: Net income attributable to redeemable interests in Consolidated Funds	—	18,219	(2,360)	15,859
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	392,437	(61,128)	331,309
Less: Net income attributable to redeemable interests in Ares Operating Group entities	243	—	—	243
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	34,806	—	—	34,806
Net income attributable to Ares Management, L.P.	$18,456	$—	$—	$18,456

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended March 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $28,318)	$139,861	$—	$(29,312)	$110,549
Performance fees	60,480	—	(44,266)	16,214
Other fees	6,865	—	—	6,865
Total revenues	207,206	—	(73,578)	133,628
Expenses
Compensation and benefits	95,693	—	—	95,693
Performance fee compensation	40,725	—	—	40,725
General, administrative and other expense	38,775	—	—	38,775
Consolidated Fund expenses	—	40,637	(31,700)	8,937
Total expenses	175,193	40,637	(31,700)	184,130
Other income (expense)
Interest and other investment income	3,483	—	(3,359)	124
Interest expense	(1,639)	—	—	(1,639)
Net realized gain (loss) on investments	19,281	—	(19,347)	(66)
Net change in unrealized appreciation (depreciation) on investments	5,565	—	(1,419)	4,146
Interest and other investment income of Consolidated Funds	—	345,476	(131)	345,345
Interest expense of Consolidated Funds	—	(145,737)	695	(145,042)
Net realized gain (loss) on investments of Consolidated Funds	—	54,965	—	54,965
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	66,413	931	67,344
Total other income (expense)	26,690	321,117	(22,630)	325,177
Income before taxes	58,703	280,480	(64,508)	274,675
Income tax expense	2,514	(9,209)	—	(6,695)
Net income	56,189	289,689	(64,508)	281,370
Less: Net income attributable to redeemable interests in Consolidated Funds	—	42,018	(4,970)	37,048
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	247,671	(59,538)	188,133
Less: Net income attributable to redeemable interests in Ares Operating Group entities	406	—	—	406
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	12,936	—	—	12,936
Less: Net income attributable to controlling interest in Predecessor	42,847	—	—	42,847
Net income attributable to Ares Management, L.P.	$—	$—	$—	$—

Exhibit E.  Reconciliation from Segments to GAAP Financials

($ in thousands)

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands)
Economic net income:
Income before taxes	$406,565	$274,675
Adjustments
Amortization of intangibles	10,892	8,831
Depreciation expense	1,273	2,059
Equity compensation expenses	7,921	5,339
Acquisition-related expenses	2,224	1,421
Placement fees and underwriting costs	3,045	1,052
OMG expenses, net	37,855	35,800
Non cash other expense	10	—
Income (loss) before taxes of non-controlling interests in Consolidated Funds	(349,001)	(215,972)
Total consolidation adjustments and reconciling items	(285,780)	(161,470)
Economic net income	120,785	113,205
Total performance fee income—realized	(35,639)	(23,338)
Total performance fee income—unrealized	(68,449)	(40,092)
Total performance fee compensation expense—realized	21,344	16,007
Total performance fee compensation expense—unrealized	55,048	24,718
Net investment income	(7,611)	(23,740)
Fee related earnings	$85,477	$66,760
Management fees	$162,316	$139,861
Administrative fees and other income	967	1,473
Compensation and benefits	(65,017)	(62,697)
General, administrative and other expenses	(12,788)	(11,877)
Fee related earnings	$85,477	$66,760
Distributable earnings:
Income before taxes	$406,565	$274,675
Adjustments:
Amortization of intangibles	10,892	8,831
Equity compensation expenses	7,921	5,339
OMG distributable loss	38,880	37,512
Non-cash acquisition-related expenses	1,251	—
Taxes paid	(479)	—
Dividend equivalent	(912)	—
Other non-cash items	(156)	—
Income (loss) before taxes of non-controlling interests in Consolidated Funds	(349,001)	(215,972)
Unrealized performance fees	(68,449)	(40,092)
Unrealized performance fee compensation	55,048	24,718
Unrealized investment and other income (loss)	4,615	(2,952)
Distributable earnings	$106,175	$92,059

Exhibit F.  Units Outstanding As of March 31, 2015

	Units Outstanding	Adjusted Common Units Outstanding
Ares Management, L.P. Common Units Outstanding	80,667,664	80,667,664
Ares Operating Group Units exchangeable into Common Units	132,437,609	-
Dilutive Effect of Unvested Restricted Common Units(1)	834,288	315,778(2)
Dilutive Effect of Unvested Options	-	-
Total	213,939,561	80,983,442

(1)

We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted units to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards.

(2)	Represent proportional dilutive impact based upon the percentage of the Ares Operating Group owned by Ares Management, L.P. (37.85%).

Exhibit G.  Per Unit Calculations ($ in thousands, except per unit data)

	Q1-15	Q4-14	Q3-14	Pro Forma Q2-14(1)	Pro Forma Q1-14(1)
After Tax Economic Net Income per Unit
Economic Net Income Before Taxes	$82,930	$64,696	$72,055	$75,051	$77,405
Less: Entity Level Foreign, State and Local Taxes	479	1,155	626	348	206
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$82,451	$63,541	$71,429	$74,699	$77,199
x Tax Rate	9.4%	10.7%	5.7%	6.3%	6.1%
Less: Income Tax Provision (2)	7,776	6,813	4,061	4,733	4,724
After Tax Economic Net Income	$74,675	$56,728	$67,368	$69,966	$72,475
After Tax Economic Net Income per Unit Outstanding	$0.35	$0.27	$0.32	$0.33	$0.34

After Tax Economic Net Income per Common Unit
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$82,451	$63,541	$71,429	$74,699	$77,199
x Common Ownership Percentage	37.85%	38.14%	38.12%	38.12%	38.12%
Economic Net Income Attributable to Common Unitholders	$31,211	$24,235	$27,229	$28,475	$29,428
x Tax Rate	24.9%	28.1%	14.9%	16.6%	16.1%
Less: Income Tax Provision (2)	7,776	6,813	4,061	4,733	4,724
After Tax Economic Net Income Attributable to Common Unitholders	$23,435	$17,422	$23,168	$23,742	$24,704
After Tax Economic Net Income per Adjusted Common Unit	$0.29	$0.22	$0.29	$0.29	$0.30

Distributable Earnings per Unit
Distributable Earnings	$67,774	$65,693	$65,950	$48,900	$53,624
Less: Entity Level Foreign, State and Local Tax	479	1,155	626	348	206
Distributable Earnings After Entity Level Foreign, State and Local Tax	$67,295	$64,538	$65,324	$48,553	$53,418
x Common Ownership Percentage	37.85%	38.14%	38.12%	38.12%	38.12%
Distributable Earnings Attributable to Common Unitholders	$25,473	$24,615	$24,902	$18,508	$20,363
Less: Current Provision for Income Taxes(3)	4,513	3,423	3,788	4,115	2,865
Distributable Earnings After Tax Attributable to Common Unitholders	$20,960	$21,192	$21,113	$14,393	$17,498
Distributable Earnings per Common Unit Outstanding	$0.26	$0.26	$0.26	$0.18	$0.22
Actual Distribution per Common Unit Outstanding	$0.25	$0.24	$0.24	$0.18	N/A

(1)

For financial reporting prior to the IPO, certain numbers have been adjusted to assume an IPO effective date of January 1, 2014 to provide comparative results. Q1’14 distributable earnings include a dividend equivalent that represents the pro forma amount that would have been paid to holders of unvested restricted units.

(2)

The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary and its share of other deductible items) by (2) the Company’s assumed corporate tax rate.

(3)

The provision for income taxes on DE represents the current provision for income taxes on pre-tax net income or loss (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s current ownership percentage of the Company’s tax paying corporate subsidiaries.

Exhibit H. Glossary of Terms

ARCC Part I Fees

ARCC Part I Fees refers to fees based on ARCC’s net investment income (before ARCC Part I Fees and fees based on ARCC’s net capital gains, which are paid annually (“ARCC Part II Fees”)), which are paid quarterly.

Ares Operating Group Units

Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which include Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P.

Assets Under Management

Assets Under Management (or “AUM”) refers to the assets of our funds. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches.

Consolidated Funds

Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our combined and consolidated financial statements.

Economic Net Income

Economic net income (or “ENI”) represents net income excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our core performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Distributable Earnings

Distributable earnings (or “DE”) is a pre-income tax measure that is used to assess amounts potentially available for distributions to stakeholders. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation expense, realized net investment and other income, and is reduced for expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is presented before giving effect to unrealized performance fee income, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, equity compensation expense and is further adjusted by certain items described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Certain Non-GAAP Measures to Consolidated GAAP Financial Measures.”

Fee Earning Assets Under Management

Fee earning AUM (or “FEAUM”) refers to the AUM of our funds on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Fee Related Earnings

Fee related earnings (or “FRE”) is a component of ENI and is used to assess the ability of our business to cover direct base compensation and operating expenses from management fees. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and certain other items.

Incentive Generating Assets Under Management

Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).
Incentive Eligible Assets Under Management

Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Operations Management Group

In addition to our four segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our four reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

Our Funds

Our funds refers to the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P. (“IHAM”), a wholly owned portfolio company of ARCC, and a registered investment adviser.

Performance Related Earnings

Performance related earnings (or “PRE”) is a measure used to assess our investment performance. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and investment income earned from our Consolidated Funds and non-consolidated Funds.

Permanent Capital

Permanent capital refers to capital of funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) and Ares Multi-Strategy Credit Fund, Inc. (“ARMF”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.